                                                                    EXHIBIT 99.1

For release:      IMMEDIATELY
Contact:          Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS THIRD CONSECUTIVE RECORD EARNINGS PER SHARE

NORRISTOWN, PA, OCTOBER 19, 1999 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB), today reported net income of $4.4 million, or a record $0.36 per common share on a diluted basis, for the third quarter of 1999. This compared to net income of $2.7 million, or $0.19 per common share on a diluted basis, for the third quarter of 1998. For the nine months ended September 30, 1999, net income was $12.8 million, or $0.99 per common share on a diluted basis. This compared to net income of $8.0 million, or $0.53 per common share on a diluted basis, for the comparable period last year.

The results for the third quarter and first nine months of 1999 and 1998 included a number of significant factors which affected the comparability of the reported results, including the following:


                                                                       For the Quarter Ended              For the Nine Months Ended
                                                                ---------------------------------   --------------------------------
                                                                          September 30,                         September 30,
                                                                ---------------------------------   --------------------------------
                                                                      1999                1998              1999            1998
                                                                    --------            --------          --------        --------

(in millions)
-------------------------------------------------------------------------------------------------   --------------------------------
                                                                    After-Tax           After-Tax         After-Tax        After-Tax
-------------------------------------------------------------------------------------------------   --------------------------------
Reported net income                                                   $4.4                $2.7              $12.8            $8.0
-------------------------------------------------------------------------------------------------   --------------------------------
Net gain on sale of mortgage servicing rights                          1.2                                    1.2
-------------------------------------------------------------------------------------------------   --------------------------------
Charge primarily relating to computer hardware/software upgrades      (0.4)                                  (0.4)
-------------------------------------------------------------------------------------------------   --------------------------------
(Loss)/gain on sale of securities                                     (0.2)                0.2               (0.2)            0.6
-------------------------------------------------------------------------------------------------   --------------------------------
Gain on sale of two branches                                                                                  0.7
-------------------------------------------------------------------------------------------------   --------------------------------
Charge involving assets acquired in a 1996 branch acquisition                                                (0.3)
-------------------------------------------------------------------------------------------------   --------------------------------
Charge relating to an equity investment                                                   (0.5)                              (2.4)
-------------------------------------------------------------------------------------------------   --------------------------------
Other                                                                                                        (0.1)           (0.1)
-------------------------------------------------------------------------------------------------   --------------------------------
Adjusted net income                                                   $3.8                $3.0              $11.9            $9.9
-------------------------------------------------------------------------------------------------   --------------------------------


Exclusive of the above items, net income in the third quarter of 1999 would have been $3.8 million, or $0.32 per common share on a diluted basis, compared to $3.0 million, or $0.21 per common share on a diluted basis, in the third quarter of 1998. For the nine months ended September 30, 1999, net income would have been $11.9 million, or $0.91 per common share on a diluted basis, compared to $9.9 million, or $0.65 per common share on a diluted basis, for the comparable period last year.

"Commonwealth's core retail, commercial and mortgage banking businesses demonstrated outstanding progress in the third quarter of 1999, as we continued to transition the Company's business mix from that of a traditional thrift to one more indicative of a community bank," stated Charles H. Meacham, Commonwealth's Chairman and Chief Executive Officer. He added, "Compared to last year's third quarter, average consumer loans increased by 27% to $288 million, average commercial loans increased by 37% to $167 million, and average demand and money market deposits increased by 16% to $739 million in the third quarter of 1999. In addition, the year-to-date net gain on sale of mortgage loans generated by our mortgage banking business was $9.0 million, or 20% above the first nine months of 1998."

Net interest income was $17.6 million in the third quarter of 1999, compared to $17.8 million in the third quarter of 1998. The decrease was primarily attributable to a decrease in average interest-earning assets offset, in part, by a higher net interest margin. Net interest income was $53.0 million for both the first nine months of 1999 and 1998.

The net interest margin on a fully taxable equivalent basis was 3.73% in the third quarter of 1999, compared to 3.27% in the third quarter of 1998. The increase was primarily attributable to a 0.57% decrease in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of certificates of deposit, which decreased from 5.46% in the third quarter of 1998 to 5.01% in the third quarter of 1999. Also contributing to the decrease in the cost of interest-bearing liabilities was a favorable change in funding mix, involving an increase in lower costing demand and money market deposits, and a decrease in higher costing certificates and wholesale borrowings.

For the nine months ended September 30, 1999, the net interest margin on a fully taxable equivalent basis was 3.58%, versus 3.25% in the comparable 1998 period. The increase was primarily attributable to 0.49% decrease in the cost of interest-bearing liabilities offset, in part, by a 0.09% reduction in the yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities, relative to the comparable period in 1998, was primarily attributable to the same factors responsible for the decrease in the third quarter of 1999. The reduction in the yield on interest-earning assets, relative to the comparable period in 1998, was primarily due to lower yields on the Company's mortgage-backed and investment securities portfolios.

Average interest-earning assets totaled $1.9 billion and $2.0 billion for the third quarter and nine months ended September 30, 1999, respectively. This compared to $2.2 billion for both the third quarter and nine months ended September 30, 1998. The decreases in interest-earning assets were due primarily to decreases in the Company's mortgage-backed securities portfolio.

Noninterest income totaled $7.8 million in the third quarter of 1999, compared to $6.5 million in the third quarter of 1998. The increase primarily reflected a $1.6 million net gain on sale on mortgage servicing rights. This gain was lower than previously estimated because of higher than expected portfolio payments in 1999, higher than anticipated costs of transfer, and other adjustments. During the third quarter of 1999, deposit fees and related income increased $0.3 million, primarily relating to an increase in transaction accounts. The above increases were partially offset by a $0.5 million decrease in both the net gain on sale of securities and the net gain on sale of mortgage loans.

Noninterest income was $23.4 million for the first nine months of 1999, compared to $19.9 million for the comparable 1998 period. The increase primarily reflected a $1.6 million net gain on sale on mortgage servicing rights during the third quarter of 1999, and a $1.5 million increase in the net gain on sale of mortgage loans. The latter was primarily attributable to favorable pricing on forward delivery contracts with the ultimate servicer. Also impacting the comparison was a $1.0 million gain on the sale of two branches in Lebanon County, Pennsylvania during the second quarter of 1999 and a $0.7 million increase in deposit fees and related income. The increase in deposit fees was primarily attributable to an increase in transaction accounts. These increases were offset, in part, by a $1.2 million decrease in the net gain on sale of securities and a $0.4 million reversal of a deferred tax liability in the first quarter of 1998.

Noninterest expense was $18.3 million in the third quarter of 1999, compared to $19.2 million in the third quarter of 1998. The decrease was primarily attributable to a $0.8 million charge in the third quarter of 1998 relating to an equity investment in a mortgage servicing partnership and a $0.3 million decrease in advertising and promotion expense. These decreases were partially offset by a $0.6 million charge during the third quarter of 1999, primarily relating to computer hardware and software upgrades.

Noninterest expense was $55.4 million for the nine months ended September 30, 1999, compared to $58.4 million for the comparable period in 1998. In addition to the factors relating to the third quarter, the decrease was also attributable to a $2.7 million charge relating to an equity investment in a mortgage servicing partnership and a $0.8 million one-time charge related to a policy change in accounting for compensation expense in the second quarter of 1998. Also contributing to the decrease was a $0.5 million reduction in the amortization of intangible assets and a $0.3 million reduction in the amortization of purchased mortgage servicing rights. These decreases were partially offset by a $0.5 million nonrecurring charge in the second quarter of 1999 relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania and higher expenses relating to an increase in transaction accounts.

Provision for loan losses totaled $1.0 million and $3.0 million in the third quarter and nine months ended September 30, 1999, respectively. The provision for loan losses totaled $1.0 million and $2.5 million in the third quarter and nine months ended September 30, 1998, respectively. At September 30, 1999, the allowance for loan losses totaled $10.2 million, or 0.76% of loans, compared to $9.5 million, or 0.69%, at September 30, 1998, and $9.6 million, or 0.71%, at December 31, 1998.

Net credit losses totaled $0.8 million, or 0.24% of average loans in the third quarter of 1999. This compared to $0.9 million, or 0.26% of average loans in the third quarter of 1998. For the nine months ended September 30, 1999, net credit losses totaled $2.4 million, or 0.24% of average loans, compared to $2.0 million, or 0.19%, in the comparable 1998 period.

Nonperforming assets totaled $8.2 million, or 0.42% of assets at September 30, 1999, compared to $10.5 million, or 0.46%, at September 30, 1998 and $11.1 million, or 0.49%, at December 31, 1998.

Provision for income taxes was $1.8 million, or 29% of income before income taxes in the third quarter of 1999, compared to $1.4 million, or 34%, in the third quarter of 1998. For the first nine months of 1999, provision for income taxes was $5.2 million, or 29% of income before income taxes, compared to $3.9 million, or 33%, in the first nine months of 1998. The decrease in the tax rate in the third quarter and first nine months of 1999, relative to the comparable periods in 1998, was primarily attributable to historic and low income housing tax credits.

The Bank's core and risk-based capital ratios were 6.1% and 11.0%, respectively, at September 30, 1999. This compared to 6.0% and 11.9% at September 30, 1998 and 5.9% and 11.6% at December 31, 1998.

Commonwealth Bancorp, Inc., with consolidated assets of $1.9 billion, is the holding company for Commonwealth Bank, which has 59 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

                   Commonwealth Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income
               (in thousands, except share and per share amounts)


                                                                               For the Quarter              For the Nine Months
                                                                             Ended September 30,            Ended September 30,
                                                                            1999            1998           1999           1998
                                                                        ------------    ------------    -----------    -----------
      Interest income:
        Interest on loans                                                  $26,270         $27,346        $78,713        $79,256
        Interest and dividends on deposits and money
           market investments                                                1,025             511          2,921          1,969
        Interest on investment securities                                    1,616             497          5,478          1,849
        Interest on mortgage-backed securities                               5,719          11,517         20,208         36,537
                                                                        ------------    ------------    -----------    -----------

                 Total interest income                                      34,630          39,871        107,320        119,611

      Interest expense:
        Interest on deposits                                                12,911          14,827         40,247         44,720
        Interest on notes payable and other borrowings                       4,079           7,242         14,109         21,879
                                                                        ------------    ------------   ------------    -----------

                 Total interest expense                                     16,990          22,069         54,356         66,599
                                                                        ------------    ------------   ------------    -----------

                 Net interest income                                        17,640          17,802         52,964         53,012

      Provision for loan losses                                              1,000           1,000          3,000          2,500
                                                                        ------------    ------------   ------------    -----------

                 Net interest income after provision for loan losses        16,640          16,802         49,964         50,512

      Noninterest income:
        Deposit fees and related income                                      2,557           2,232          7,237          6,558
        Servicing fees                                                         873             629          2,818          2,703
        Net gain on sale of mortgage loans                                   2,276           2,709          9,043          7,546
        Net (loss) gain on sale of securities                                 (250)            298           (250)           985
        Other                                                                2,379             603          4,601          2,064
                                                                        ------------    ------------   ------------   ------------
                 Total noninterest income                                    7,835           6,471         23,449         19,856
                                                                        ------------    ------------   ------------   ------------
      Noninterest expense:
        Compensation and employee benefits                                   9,212           9,230         28,028         28,349
        Occupancy and office operations                                      3,170           2,701          8,675          7,870
        FDIC premium                                                           189             196            569            584
        Advertising and promotion                                              360             694          1,264          1,673
        Amortization of intangible assets                                    1,156           1,290          3,666          4,124
        Valuation adjustment relating to an equity investment
           in a mortgage servicing partnership                                 -               750              -          3,483
        Other                                                                4,250           4,318         13,149         12,315
                                                                        ------------    ------------    -----------   ------------

                 Total noninterest expense                                  18,337          19,179         55,351         58,398
                                                                        ------------    ------------    -----------   ------------

                 Income before income taxes                                  6,138           4,094         18,062         11,970

      Income tax provision                                                   1,780           1,392          5,238          3,947
                                                                        ------------    ------------    -----------   ------------

      Net income                                                            $4,358          $2,702        $12,824         $8,023
                                                                        ============    ============   ============   ============

      Basic weighted average number of shares outstanding               11,485,514      13,981,578     12,585,631     14,538,500
                                                                        ============    ============   ============   ============

      Basic earnings per share                                               $0.38           $0.19          $1.02          $0.55
                                                                        ============    ============   ============   ============

      Diluted weighted average number of shares outstanding             11,983,616      14,561,792     13,000,245     15,206,110
                                                                        ============    ============   ============   ============

      Diluted earnings per share                                             $0.36           $0.19          $0.99          $0.53
                                                                        ============    ============   ============   ============

                   Commonwealth Bancorp, Inc. and Subsidiaries
                           Consolidated Balance Sheets
               (in thousands, except share and per share amounts)



                                                                                       September 30,               December 31,
                                                                                          1999                          1998
                                                                               -----------------------      -----------------------
Assets:
Cash and due from banks                                                                       $43,440                      $58,028
Interest-bearing deposits                                                                      35,445                       43,829
Short-term investments available for sale                                                       6,755                        4,820
Mortgage loans held for sale                                                                   26,484                      120,642
Investment securities
   Securities available for sale (cost of $63,089
     and $34,407, respectively), at market value                                               62,748                       34,515
Mortgage-backed securities
   Securities held to maturity (market value of $98,272
     and $133,735, respectively), at cost                                                      98,376                      132,105
   Securities available for sale (cost of $221,869
     and $388,349, respectively), at market value                                             219,492                      392,036
Loans receivable, net                                                                       1,329,305                    1,338,177
Accrued interest receivable, net                                                               10,166                       11,260
FHLB stock, at cost                                                                            18,400                       18,400
Premises and equipment, net                                                                    15,574                       16,887
Intangible assets                                                                              34,205                       39,830
Mortgage servicing rights                                                                           -                        9,969
Other assets, including net deferred taxes of $5,126
   and $2,508, respectively                                                                    42,262                       37,001
                                                                               -----------------------      -----------------------
                      Total assets                                                         $1,942,652                   $2,257,499
                                                                               =======================      =======================

Liabilities:
  Deposits                                                                                 $1,512,878                   $1,605,299
  Notes payable and other borrowings:
     Secured notes due to Federal Home Loan Bank of Pittsburgh                                 97,000                      240,500
     Securities sold under agreements to repurchase                                           130,000                      166,000
     Other borrowings                                                                          11,492                            -
  Advances from borrowers for taxes and insurance                                               8,856                       28,960
  Accrued interest payable, accrued expenses and other liabilities                             32,133                       24,562
                                                                               -----------------------      -----------------------
                      Total liabilities                                                     1,792,359                    2,065,321
                                                                               -----------------------      -----------------------

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $0.10 par value; 5,000,000 shares
     authorized; none issued                                                                        -                            -
  Common stock, $0.10 par value; 30,000,000 shares authorized;
      18,068,127 shares issued and 11,946,024 outstanding at September 30, 1999
      18,054,315 shares issued and 14,721,408 outstanding at December 31, 1998                  1,807                        1,806
  Additional paid-in capital                                                                  136,124                      135,588
  Retained earnings                                                                           133,397                      123,917
  Unearned stock benefit plan compensation                                                     (8,886)                     (10,666)
  Unrealized (loss) gain on marketable securities, net                                         (1,767)                       2,467
  Treasury stock, at cost; 6,122,103 and 3,332,907 shares, respectively                      (110,382)                     (60,934)
                                                                               -----------------------      -----------------------
                      Total shareholders' equity                                              150,293                      192,178
                                                                               -----------------------      -----------------------
                      Total liabilities and shareholders' equity                           $1,942,652                   $2,257,499
                                                                               =======================      =======================


                   Commonwealth Bancorp, Inc. and Subsidiaries
                             Selected Financial Data
                      (in thousands, except per share data)


                                                            For the Quarter Ended                       For the Nine Months Ended
                                                       -----------------------------                  -----------------------------
                                                       9/30/99               9/30/98                  9/30/99               9/30/98
                                                       -----------------------------                  -----------------------------

BALANCE SHEET DATA:

Average Mortgage Loans                                $907,437            $1,078,937                $956,210            $1,058,170
Average Consumer Loans                                 287,957               226,593                 267,501               212,977
Average Commercial Loans                               166,830               122,190                 150,937               120,030
Average Loans                                        1,362,224             1,427,720               1,374,648             1,391,177
Average Interest-Earning Assets                      1,885,497             2,160,109               1,985,330             2,181,654
Average Assets                                       2,043,914             2,315,620               2,140,055             2,337,279

Average Core Deposits                                  966,150               862,088                 959,353               847,956
Average Certificates of Deposit                        580,739               703,258                 623,788               722,376
Average Deposits                                     1,546,889             1,565,346               1,583,141             1,570,332
Average Interest-Bearing Liabilities                 1,829,756             2,062,068               1,911,264             2,074,582
Average Shareholders' Equity                           159,434               195,561                 177,479               207,462


OPERATING DATA:

Annualized Return on Assets                              0.85%                 0.46%                   0.80%                 0.46%
Annualized Return on Equity                             10.84%                 5.48%                   9.66%                 5.17%

Mortgage Originations                                 $143,690              $232,431                $512,686              $797,148

Average Yield on Mortgage Loans (a)                      7.15%                 7.13%                   7.19%                 7.25%
Average Yield on Consumer Loans (a)                      8.78%                 9.19%                   8.87%                 8.96%
Average Yield on Commercial Loans (a)                    8.62%                 8.77%                   8.57%                 8.48%
Average Yield on Loans (a)                               7.67%                 7.60%                   7.67%                 7.62%
Average Yield on Interest-Earning Assets (a)             7.31%                 7.32%                   7.24%                 7.33%

Average Cost of Core Deposits                            2.29%                 2.37%                   2.30%                 2.37%
Average Cost of Certificates of Deposit                  5.01%                 5.46%                   5.08%                 5.49%
Average Cost of Deposits                                 3.31%                 3.76%                   3.40%                 3.81%
Average Cost of Interest-Bearing Liabilities             3.68%                 4.25%                   3.80%                 4.29%
Net Interest Margin (a)                                  3.73%                 3.27%                   3.58%                 3.25%



Period End Book Value Per Share                         $12.58                $12.93                  $12.58                $12.93
Period End Tangible Book Value Per Share                  9.72                 10.14                    9.72                 10.14
Period End Nonperforming Loans                           7,470                 9,662                   7,470                 9,662
Period End Nonperforming Assets                          8,190                10,450                   8,190                10,450


(a) Taxable equivalent basis